UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 2, 2016
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Northwest Natural Gas Company is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on September 2, 2016 (“Form 8-K”). When the Form 8-K was filed, it was not determined whether there would be any material plan, contract or arrangement entered into or materially amended in connection with the triggering event. This Form 8-K/A amends the Form 8-K to include that information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, effective September 2, 2016, the Board of Directors (the “Board”) of Northwest Natural Gas Company (the “Company”) appointed Brody J. Wilson as interim Chief Financial Officer and interim Treasurer. At the time the appointment was originally reported, the Board had not determined whether Mr. Wilson would receive additional compensation in connection with the interim appointment. On September 19, 2016, the Organization and Executive Compensation Committee (OECC) of the Board approved a pre-tax salary payment of $5,500 a month to be paid to Mr. Wilson during each month, or a pro rata amount thereof for any portion of a month, he serves as interim Chief Financial Officer and interim Treasurer, in addition to the salary and other compensation previously approved by the Board for Mr. Wilson’s service as Chief Accounting Officer, Controller and Assistant Treasurer. Mr. Wilson’s target for performance share awards under the Company’s Long Term Incentive Plan, performance-based restricted stock unit grant for 2016, and target award percentage under the Company’s Executive Annual Incentive Plan remain the same as set by the OECC in February 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: September 22, 2016	/s/ Shawn M. Filippi
Shawn M. Filippi
Vice President, Chief Compliance Officer and
Corporate Secretary